Exhibit 10.2

FIRST AMENDMENT TO

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of November 23, 2004 (this “Amendment”), is entered into by and among GGRC Corp. (as “Seller”), Georgia Gulf Corporation (“Georgia Gulf”), Georgia Gulf Chemicals and Vinyls, LLC (individually and together with Georgia Gulf, the “Servicers,” and the Servicers, together with Seller, the “Seller Parties”), Blue Ridge Asset Funding Corporation, (“Blue Ridge”), Victory Receivables Corporation (“Victory” and as a purchaser, a “Purchaser,” and together with Blue Ridge, the “Purchasers”), Wachovia Bank, National Association (individually and as a purchaser agent for the Blue Ridge Purchaser Group, the “Blue Ridge Purchaser Agent,” and as administrative agent, the “Administrative Agent”) and The Bank of Tokyo-Mitsubishi, Ltd., New York Branch (individually and as purchaser agent, the “Victory Purchaser Agent,” and together with the Blue Ridge Purchaser Agent and the Administrative Agent, the “Agents”).  Capitalized terms used and not otherwise defined herein are used as defined in the Agreement (as defined below and amended hereby).

WHEREAS, the Seller Parties, the Purchasers and the Agents have entered into that certain Amended and Restated Receivables Purchase Agreement, dated as of November 12, 2004 (the “Agreement”);

WHEREAS, the Sellers Parties, the Purchasers and the Agents desire to amend the Agreement in certain respects as hereinafter set forth;

                NOW THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the parties agree as follows:

SECTION 1.           Amendments.

The Agreement is hereby amended as follows:

                (a)           Section 1.1 of the Agreement is hereby amended and restated in its entirety           as follows:

“Upon the terms and subject to the conditions of this Agreement (including, without limitation, Article V), from time to time during the Revolving Period, prior to the Termination Date, the Seller may request that the Purchasers purchase from the Seller ownership interests in Pool Receivables and Related Assets, and Blue Ridge and Victory shall make such purchase (each being a “Purchase”); provided that no Purchase shall be made by any Purchaser if, after giving effect thereto, based upon the most recent Information Package delivered pursuant to the first sentence of Section 3.1(a), either (i) the Invested Amount would exceed $165,000,000 (as such amount may be adjusted pursuant to Section 3.2(b), the “Purchase Limit”), (ii) such Purchaser Group’s Purchaser Group Invested Amount would exceed the related Purchaser Group Limit or (iii) the Asset Interest would exceed 100% (the “Allocation Limit”); and provided, further that each Purchase made pursuant to this Section 1.1 shall have a purchase price equal to at least $1,000,000 and shall be an integral multiple of $100,000.”

(b)           The definition of “Blue Ridge Purchaser Group Limit” in Appendix A to the Agreement is hereby amended and restated in its entirety as follows:

“Blue Ridge Purchaser Group Limit:  $82,500,000.”

(c)           The definition of “Victory Purchaser Group Limit” in Appendix A to the Agreement is hereby amended and restated in its entirety as follows:

“Victory Purchaser Group Limit:  $82,500,000.”

SECTION 2.           Effectiveness and Effect.

                This Amendment shall become effective as of the date (the “Effective Date”) on which each of the following items has occurred: (i) this Amendment shall have been executed and delivered by a duly authorized officer of each party thereto, (ii) Hunton & Williams LLP, as counsel for the Administrative Agent, shall have received from JPMorgan Chase Bank, N.A. (a) final versions of UCC Financing Statement Amendments (the “UCC Amendments”) to the financing statements related to the Credit Agreement increasing the Invested Amount to up to $165,000,000 and (b) authorization (in form and substance reasonably satisfactory to it) to file such UCC Amendments and (iii) the Credit Agreement shall have been amended to allow for an Invested Amount of up to $165,000,000.

SECTION 3.           Reference to and Effect on the Agreement and the Related Documents.

Upon the effectiveness of this Amendment, (i) each of the Seller Parties hereby reaffirms all representations and warranties made by it in the Agreement (as amended hereby) and agrees that all such covenants, representations and warranties shall be deemed to have been restated as of the Effective Date of this Amendment and (ii) each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be, and any references to the Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Agreement shall mean and be, a reference to the Agreement as amended hereby.

SECTION 4.           Governing Law.

THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF) OTHER THAN SECTION 5-1401 OF THE NEW YOUR GENERAL OBLIGATIONS LAW.

SECTION 5.           Severability.

Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.

SECTION 6.           Counterparts.

This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

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IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

GGRC CORP.

By:	/s/ JOEL I. BEERMAN
Name:	Joel I. Beerman
Title:	Vice President

GEORGIA GULF CORPORATION

By:	/s/ JOEL I. BEERMAN
Name:	Joel I. Beerman
Title:	Vice President

GEORGIA GULF CHEMICALS AND VINYLS, LLC

By:	/s/ JOEL I. BEERMAN
Name:	Joel I. Beerman
Title:	Vice President

[additional signatures to follow]

[Signature Page to First Amendment to Amended and Restated Receivables Purchase Agreement]

BLUE RIDGE ASSET FUNDING CORPORATION

BY:	WACHOVIA CAPITAL MARKETS, LLC, AS ATTORNEY-IN-FACT

By:	/s/ DOUGLAS R. WILSON, SR.
Name:	Douglas R. Wilson, Sr.
Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ JOHN A. FOXGROVER
Name:	John A. Foxgrover
Title:	Director

[additional signatures to follow]

[Signature Page to First Amendment to Amended and Restated Receivables Purchase Agreement]

VICTORY RECEIVABLES CORPORATION

By:	/s/ R. DOUGLAS DONALDSON
Name:	R. Douglas Donaldson
Title:	Treasurer

THE BANK OF TOKYO-MITSUBISHI, LTD., NEW YORK BRANCH

By:	/s/ A. K. REDDY
Name:	A. K. Reddy
Title:	Vice President

[end of signatures]

[Signature Page to First Amendment to Amended and Restated Receivables Purchase Agreement]